SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 04/30/2004
FILE NUMBER 811-6463
SERIES NO.: 11

72DD.    1.   Total income dividends for which record date passed during the period. (000's Omitted)
              Class A Shares             $ 187
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Class B Shares             $  58
              Class C Shares             $ 104
              Class R Shares             $   4
              Investor Class Shares      $ 137

73A.     Payments per share outstanding during the entire current period:
         (form nnn.nnnn)
         1.   Dividends from met investment income
              Class A Shares             $000.0302
         2. Dividends for a second class of open-end company shares (form nnn.nnnn)
              Class B Shares             $000.0230
              Class C Shares             $000.0230
              Class R Shares             $000.0302
              Investor Class Shares      $000.0256


74U.     1.   Number of shares outstanding (000's Omitted)
              Class A Shares               6,265
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B Shares               2,444
              Class C Shares               3,946
              Class R Shares                 161
              Investor Class Shares        5,154
              Institutional Class Shares      15



74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares              $ 9.78
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares              $ 9.73
              Class C Shares              $ 9.54
              Class R Shares              $ 9.78
              Investor Class Shares       $ 9.88
              Institutional Class Shares  $ 9.78